Exhibit 5

                        McDERMOTT, WILL & EMERY
                   227 West Monroe Street, Suite 3100
                      Chicago, Illinois 60606-5096




                                  September 25, 1996


Alternative Resources Corporation
75 Tri-State International
Suite 100
Lincolnshire, IL  60069

Ladies and Gentlemen:

     We have acted as counsel for Alternative Resources Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 1,200,000 additional shares of the Company's Common Stock, $.01 par value (the "Common Stock"), which may be issued pursuant to the Alternative Resources Corporation Amended and Restated Incentive Stock Option Plan (the "Plan").

     We have examined or considered:

     1.  A copy of the Company's Amended and Restated Certificate of
         Incorporation;

     2.  The Amended and Restated By-Laws of the Company;

     3. Copies of resolutions duly adopted by the Board of Directors of the Company relating to the Plan;

     4.  Copies of the Plan and all amendments thereto to date; and

     5. The Registration Statement on Form S-8 filed October 13, 1994 (File No. 33-85078).

     In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

     We are of the opinion that all legal and corporate proceedings necessary for the issuance of the shares of Common Stock pursuant to the Plan have been duly taken, and the Common Stock, when issued pursuant to and in accordance with the terms of the Plan and against payment of the purchase price therefor, will be legally issued, fully paid and nonassessable.

     We hereby consent to the reference to our firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.

                                  Very truly yours,



                                  /s/ McDermott, Will & Emery